UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2008 (June 24, 2008)

POINT BLANK SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13112	11-3129361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2102 SW 2nd Street, Pompano Beach, Florida	33069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 630-0900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 24, 2008, the Board of Directors of Point Blank Solutions, Inc. (the “Company”) approved an amendment to Section 9(e) of the Company’s 2007 Omnibus Equity Incentive Plan (the “2007 Plan”) which authorized the Compensation Committee of the Board of Directors (the “Committee”), without the prior approval of the stockholders of the Company, to cancel outstanding options and/or stock appreciation rights previously issued under the 2007 Plan and replace them with awards (as more fully described in the 2007 Plan) having a lower exercise price. The prior approval of the stockholders of the Company would become necessary for any such cancellation following such time as the 2007 Plan has been approved by the stockholders of the Company.

The 2007 Plan allows the Committee to grant awards including options, restricted stock awards, stock appreciation rights, bonus stock, performance awards and other stock based awards (each as more fully described in the 2007 Plan) with respect to up to an aggregate of 1,250,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), subject to adjustment as provided in Section 9(c) of the 2007 Plan. Such awards may be granted to any officer, employee, consultant or other person who provides services to the Company or its Related Entities (as defined in the 2007 Plan), provided that no participant may receive awards during the life of the 2007 Plan representing more than 600,000 shares of Common Stock, subject to adjustment as provided in Section 9(c) of the 2007 Plan.

The foregoing summary of the 2007 Plan is qualified in its entirety by reference to the 2007 Plan which has been filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POINT BLANK SOLUTIONS, INC.

Date:	June 26, 2008	/s/ Jennifer Coberly
		Name:	Jennifer Coberly
		Title:	General Counsel and Secretary

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